Exhibit 99.2

TIER REIT Announces Second Quarter Financial Results

- Reports Second Quarter Net Income of $0.08 Per Diluted Common Share -
- Reports Second Quarter FFO, Excluding Certain Items, of $0.41 Per Diluted Common Share -
- Increases Outlook for 2017 FFO and FFO, Excluding Certain Items -

Dallas, Texas - August 7, 2017 - TIER REIT, Inc. (NYSE: TIER), a Dallas-based real estate investment trust that specializes in owning and operating best-in-class office properties in select U.S. markets, today announced financial and operating results for the quarter ended June 30, 2017.

Second Quarter 2017 Highlights

•	Reported net income of $0.08 per diluted common share for the quarter ended June 30, 2017, as compared to a net loss of $0.20 per diluted common share for the quarter ended June 30, 2016

•
Reported Funds from Operations (FFO) attributable to common stockholders of $0.39 per diluted common share for the quarter ended June 30, 2017, as compared to $0.38 per diluted common share for the quarter ended June 30, 2016

•	Reported FFO, excluding certain items, of $0.41 per diluted common share for the quarter ended June 30, 2017, as compared to $0.43 per diluted common share for the quarter ended June 30, 2016

•	Reported Same Store Cash NOI of $24.7 million for the quarter ended June 30, 2017, as compared to $23.4 million for the quarter ended June 30, 2016

“We are pleased to announce our strong quarter results,” stated Scott Fordham, President & Chief Executive Officer of TIER REIT. “In line with our strategic plan, our significant accomplishments to date this year include disposing of approximately $400 million in non-target assets, exiting five non-target markets. Further, our recycling efforts have put that capital to work into high-yielding development and strategic acquisitions within Austin and Dallas. As a result of our efforts, over 90% of the net operating income from our operating portfolio is now derived from within our target markets.”

“Redeploying capital into our Austin developments has been particularly exciting, given the market’s strong demand and superior returns,” continued Mr. Fordham. “The Domain’s status as ‘Austin’s Second Downtown’ has many employers and employees requiring a large presence there. TIER REIT is well positioned to fill that need, with over 50% of the existing office space and virtually all of the remaining land entitled for future office space. We recently announced that development has begun on Domain 11, a 324,000 square foot office tower that will serve as the global headquarters of Expedia’s HomeAway division, while interest remains strong in our remaining land sites that can accommodate approximately 1.1 million square feet of additional office space.”

“Based on our performance and expectations for the remainder of the year,” added Mr. Fordham, “we have revised and increased our 2017 guidance for FFO and FFO, excluding certain items, by $0.04 and $0.05 at the midpoint, respectively.”

Second Quarter Financial Results
Net income attributable to common stockholders was $4.0 million, or $0.08 per diluted common share, for the quarter ended June 30, 2017, as compared to a net loss of $9.4 million, or $0.20 per diluted common share, for the quarter ended June 30, 2016.

NAREIT-defined FFO attributable to common stockholders for the quarter ended June 30, 2017, was $18.7 million, or $0.39 per diluted common share, as compared to $18.1 million, or $0.38 per diluted common share, for the quarter ended June 30, 2016. FFO attributable to common stockholders, excluding certain items, for the quarter ended June 30,

2017, was $19.8 million, or $0.41 per diluted common share, as compared to $20.7 million, or $0.43 per diluted common share, for the quarter ended June 30, 2016.

Leasing Update
At June 30, 2017, the Company’s occupancy was 88.5%, a decrease of 170 basis points from March 31, 2017.
During the second quarter of 2017, the Company leased 251,000 square feet, which included 154,000 square feet of renewals, 57,000 square feet of expansion space, and 40,000 square feet of new leasing.

Real Estate Activity
On April 27, 2017, the Colorado Building and 1325 G Street (two properties in which the Company held a 10% noncontrolling interest) were sold for a combined contract sales price of $259.0 million (at 100%).
On June 23, 2017, the Company acquired Legacy District One for a contract purchase price of $123.3 million. The 319,000 square foot property is located in Plano, Texas, immediately adjacent to the Company’s existing land parcels, on which the Company can develop two additional office towers totaling 600,000 square feet.
On June 26, 2017, the Company sold its remaining Louisville Portfolio for a contract sales price of $71.5 million. The portfolio consisted of five properties located in Louisville, Kentucky, containing 678,000 rentable square feet (combined).
Development began during the second quarter of 2017 on Domain 11. Domain 11 is located in Austin, Texas, and will contain 324,000 rentable square feet. HomeAway (a subsidiary of Expedia, Inc.) has pre-leased 316,000 rentable square feet, which represents 100% of the available office space and 98% of the total rentable square feet.

Capital Markets Activity
On June 23, 2017, the Company assumed a mortgage loan with outstanding borrowings of $66.0 million, secured by Legacy District One. The loan is scheduled to mature in January 2023 and has a fixed effective annual interest rate of 4.30%.

On June 30, 2017, the Company repaid (without penalty) the $80.0 million loan secured by Domain 2 and Domain 7. The loan was scheduled to mature in April 2019 and had an effective annual interest rate as of June 30, 2017, of 2.91%.

On June 30, 2017, the construction debt secured by Domain 8 (a development property in which the Company owns a 50% interest) was refinanced into a loan with available borrowings of up to $95.0 million (at 100%). The new loan is scheduled to mature in June 2020 and has a variable annual interest rate that as of June 30, 2017, was 2.97%. As of June 30, 2017, outstanding borrowings were $81.9 million (at 100%).

For the second quarter of 2017, the Company’s board of directors authorized a distribution in the amount of $0.18 per share on its common stock to stockholders of record as of the close of business on June 15, 2017, which was paid on June 30, 2017.

On August 2, 2017, the Company’s board of directors authorized a distribution in the amount of $0.18 per share on its common stock to stockholders of record as of the close of business on September 15, 2017, payable on September 29, 2017.

2017 Outlook
The Company has updated its 2017 outlook and assumptions, as follows:

2017 Outlook	Revised As Of 1Q’17	Revised As Of 2Q’17
Projected net income per basic & diluted common share	$2.06 - $2.16	$2.08 - $2.12
Adjustments:
Real estate depreciation and amortization	$1.75	$1.80
Gain on sale of depreciable real estate	($2.30)	($2.30)
Projected FFO per diluted common share	$1.51 - $1.61	$1.58 - $1.62
Adjustments:
Gain on debt restructuring / reversal of default interest	($0.14)	($0.14)
Loss on early extinguishment of debt	$0.01	$0.01
Severance charges	-	$0.01
Projected FFO, excluding certain items, per diluted common share	$1.38 - $1.48	$1.46 - $1.50

Assumptions used in 2017 outlook above:
Dispositions of non-target properties	$400mm - $500mm	$400mm - $500mm
Strategic acquisitions	$100mm - $225mm	$215mm
Same store cash NOI growth	2.0% - 3.0%	2.5% - 3.5%
Same store NOI growth	0.0% - 1.0%	1.0% - 2.0%
Straight line rent and lease incentive revenue	$6.5mm - $8.5mm	$7.5mm - $8.5mm
Lease termination fees	$1.0mm - $1.5mm	$0.5mm - $1.0mm
Above- and below-market rent amortization	$4.0mm - $5.0mm	$3.5mm - $4.0mm
General & administrative expenses, excluding certain items	$21.5mm - $22.5mm	$21.0mm - $22.0mm
Year-end occupancy	88.0% - 90.0%	89.0% - 90.0%
Weighted average shares of common stock outstanding	48.1 million	47.7 million
Supplemental Information
A copy of the Company’s supplemental information regarding its financial results and operations for the quarter ended June 30, 2017, is available in the “Investor Relations” section of the Company’s website at www.tierreit.com, or by contacting the Investor Relations department by email at ir@tierreit.com.

Conference Call
A conference call will be held on Tuesday, August 8, 2017, at 11:00 AM Eastern time / 10:00 AM Central time. TIER REIT will host the conference call to discuss matters relating to this release. To participate in the live telephone conference call, please dial in at least five minutes prior to start time to 877.407.0789 (U.S.) or 201.689.8562 (International).

A live, listen-only webcast and subsequent replay will also be available on the Company’s website at www.tierreit.com under the “Investor Relations” section.

About TIER REIT, Inc.
TIER REIT, Inc. is a publicly traded (NYSE: TIER), self-managed, Dallas-based real estate investment trust focused on owning quality, well-managed commercial office properties in dynamic markets throughout the U.S. TIER REIT’s vision is to be the premier owner and operator of best-in-class office properties in TIER1 submarkets, which are primarily higher density and amenity-rich locations within select, high-growth metropolitan areas that offer a walkable experience to various amenities. Our mission is to provide unparalleled, TIER ONE Property Services to our tenants and outsized total return through stock price appreciation and dividend growth to our stockholders.

For additional information regarding TIER REIT, please visit www.tierreit.com or call 972.483.2400.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws relating to the business and financial outlook of TIER REIT that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. These forward-looking statements include discussion and analysis of the financial condition of us and our subsidiaries, including our ability to rent space on favorable terms, our ability to address debt maturities and fund our capital requirements, our intentions to acquire and sell certain properties, our intentions with respect to development activity, the value of our assets, our anticipated capital expenditures, the amount and timing of any anticipated future cash distributions to our stockholders, and other matters. Words such as “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook,” “would,” “could,” “should,” “goals,” “vision,” “mission,” “opportunities,” “position,” “objectives,” “strategies,” “goals,” “future,” “assumptions,” and variations of these words and similar expressions are intended to identify forward-looking statements.

Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. Factors that could cause actual results to vary materially from those expressed in forward-looking statements include changes in real estate conditions and in the capital markets, as well as the risk factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Forward-looking statements in this press release speak only as of the date on which such statements were made and, except as required by law, we undertake no obligation to update any such statements that may become untrue because of subsequent events.

Contact Information
TIER REIT, Inc.
Scott McLaughlin, 972.483.2465
smclaughlin@tierreit.com

Financial Tables Follow

TIER REIT, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	June 30, 2017	December 31, 2016
Assets
Real estate
Land	$141,010	$143,537
Land held for development	45,059	45,059
Buildings and improvements, net	1,145,496	1,043,641
Real estate under development	8,128	17,961
Total real estate	1,339,693	1,250,198
Cash and cash equivalents	28,763	14,884
Restricted cash	10,953	7,509
Accounts receivable, net	62,413	71,459
Prepaid expenses and other assets	16,399	25,305
Investments in unconsolidated entities	25,530	76,813
Deferred financing fees, net	2,089	2,395
Lease intangibles, net	93,090	61,844
Other intangible assets, net	1,846	9,787
Assets associated with real estate held for sale	—	32,346
Total assets	$1,580,776	$1,552,540
Liabilities and equity
Liabilities
Notes payable, net	$779,244	$826,783
Accounts payable and accrued liabilities	64,412	74,458
Acquired below-market leases, net	20,653	6,886
Distributions payable	—	8,601
Other liabilities	9,606	14,353
Obligations associated with real estate held for sale	—	943
Total liabilities	873,915	932,024
Commitments and contingencies
Equity
Preferred stock, $.0001 par value per share; 17,500,000 shares authorized at June 30, 2017, and December 31, 2016, respectively, none outstanding	—	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, none outstanding	—	—
Common stock, $.0001 par value per share; 382,499,000 shares authorized, 47,542,066 and 47,473,218 shares issued and outstanding at June 30, 2017, and December 31, 2016, respectively	5	5
Additional paid-in capital	2,608,260	2,606,098
Cumulative distributions and net loss attributable to common stockholders	(1,901,820)	(1,986,515)
Accumulated other comprehensive loss	(274)	(1,042)
Stockholders’ equity	706,171	618,546
Noncontrolling interests	690	1,970
Total equity	706,861	620,516
Total liabilities and equity	$1,580,776	$1,552,540

TIER REIT, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended
	June 30, 2017	June 30, 2016
Rental revenue	$54,552	$64,267
Expenses
Property operating expenses	13,930	19,805
Interest expense	8,235	13,447
Real estate taxes	8,753	9,429
Property management fees	72	226
General and administrative	5,626	5,820
Depreciation and amortization	22,652	30,797
Total expenses	59,268	79,524
Interest and other income	783	344
Loss before income taxes, equity in operations of investments, and gains	(3,933)	(14,913)
Benefit (provision) for income taxes	149	(281)
Equity in operations of investments	6,556	823
Income (loss) before gains	2,772	(14,371)
Gain on sale of assets	1,262	5,010
Net income (loss)	4,034	(9,361)
Noncontrolling interests	(3)	9
Net income (loss) attributable to common stockholders	$4,031	$(9,352)
Basic weighted average common shares outstanding	47,536,320	47,405,767
Diluted weighted average common shares outstanding	47,875,418	47,405,767

Basic income (loss) per common share	$0.08	$(0.20)
Diluted income (loss) per common share	$0.08	$(0.20)

Distributions declared per common share	$0.18	$0.18

Comprehensive income (loss):
Net income (loss)	$4,034	$(9,361)
Other comprehensive loss: unrealized loss on interest rate derivatives	(1,301)	(2,532)
Comprehensive income (loss)	2,733	(11,893)
Comprehensive (income) loss attributable to noncontrolling interests	(2)	11
Comprehensive income (loss) attributable to common stockholders	$2,731	$(11,882)

Calculation of FFO and FFO, excluding certain items
(in thousands, except per share amounts)

	Three Months Ended
	June 30, 2017	June 30, 2016
Net income (loss)	$4,034	$(9,361)
Noncontrolling interests	(3)	9
Net income (loss) attributable to common stockholders	4,031	(9,352)
Adjustments:
Real estate depreciation and amortization from consolidated properties	22,557	30,519
Real estate depreciation and amortization from unconsolidated properties	131	2,005
Gain on sale of depreciable real estate	(7,975)	(5,010)
Noncontrolling interests	(9)	(18)
FFO attributable to common stockholders	18,735	18,144

Severance charges	451	—
Interest rate hedge ineffectiveness expense (income) (1)	(29)	1,941
Default interest (2)	609	616
Noncontrolling interests	—	(1)
FFO attributable to common stockholders, excluding certain items	$19,766	$20,700
Weighted average common shares outstanding - basic	47,536	47,406
Weighted average common shares outstanding - diluted (3)	47,875	47,826
Net income (loss) per common share - diluted (3)	$0.08	$(0.20)
FFO per common share - diluted	$0.39	$0.38
FFO, excluding certain items, per common share - diluted	$0.41	$0.43
______________________
(1)    Interest rate swaps are adjusted to fair value through other comprehensive income (loss). However, because our interest rate swaps do not have a LIBOR floor while the hedged debt is subject to a LIBOR floor, the portion of the change in fair value of our interest rate swaps attributable to this mismatch is reclassified to interest rate hedge ineffectiveness expense.

(2)
We have a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate. Although there can be no assurance, we anticipate that when this property is sold or when ownership of this property is conveyed to the lender, this default interest will be forgiven.

(3) There are no dilutive securities for purposes of calculating net loss per common share.

Same Store NOI and Same Store Cash NOI
(in thousands, except percentages)

	Three Months Ended
	June 30, 2017	June 30, 2016
Same Store Revenue:
Rental revenue	$45,739	$46,019
Less:
Lease termination fees	(92)	(598)
	45,647	45,421

Same Store Expenses:
Property operating expenses (less tenant improvement demolition costs)	12,136	12,862
Real estate taxes	7,374	7,123
Property management fees	31	49
Property Expenses	19,541	20,034
Same Store NOI - consolidated properties	26,106	25,387
Same Store NOI - unconsolidated properties (at ownership %)	1,370	925
Same Store NOI	$27,476	$26,312

Increase in Same Store NOI	4.4%

Same Store NOI - consolidated properties	$26,106	$25,387
Less:
Straight-line rent revenue adjustment	(1,892)	(1,666)
Above- and below-market rent amortization	(670)	(1,172)
Same Store Cash NOI - consolidated properties	23,544	22,549
Same Store Cash NOI - unconsolidated properties (at ownership %)	1,134	824
Same Store Cash NOI	$24,678	$23,373

Increase in Same Store Cash NOI	5.6%

Reconciliation of net income (loss) to Same Store NOI and Same Store Cash NOI
Net income (loss)	$4,034	$(9,361)
Adjustments:
Interest expense	8,235	13,447
Tenant improvement demolition costs	34	76
General and administrative	5,626	5,820
Depreciation and amortization	22,652	30,797
Interest and other income	(783)	(344)
Provision (benefit) for income taxes	(149)	281
Equity in operations of investments	(6,556)	(823)
Gain on sale of assets	(1,262)	(5,010)
Net operating income of non-same store properties	(5,633)	(8,898)
Lease termination fees	(92)	(598)
Same Store NOI of unconsolidated properties (at ownership %)	1,370	925
Same Store NOI	27,476	26,312
Straight-line rent revenue adjustment	(1,892)	(1,666)
Above- and below-market rent amortization	(670)	(1,172)
Cash NOI adjustments for unconsolidated properties (at ownership %)	(236)	(101)
Same Store Cash NOI	$24,678	$23,373

Operating properties (1)	18
Rentable square feet (% owned)	6,626
______________
(1) Excludes certain operating properties that were not owned or not fully operational during the entirety of the comparable periods. Our Domain 2 and Domain 7 properties (two properties in which we acquired full ownership in January 2017) are reflected above as unconsolidated and at their prior year ownership percentage of 49.84% in both periods.

Non-GAAP Financial Measures

We compute our financial results in accordance with accounting principles generally accepted in the United States of America (GAAP). Although Funds from Operations and Funds from Operations, excluding certain items, are non-GAAP financial measures, we believe that these calculations are helpful to stockholders and potential investors and are widely recognized measures of real estate investment trust performance. We have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure in tables included in this press release.

Funds from Operations (FFO)
Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient for evaluating operating performance.  FFO is a non-GAAP financial measure that is widely recognized as a measure of a REIT’s operating performance.  We use FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT) in the April 2002 “White Paper on Funds From Operations,” which is net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated entities which resulted from measurable decreases in the fair value of the depreciable real estate held by the unconsolidated entity), plus depreciation and amortization of real estate assets, and after related adjustments for unconsolidated entities and noncontrolling interests.  The determination of whether impairment charges have been incurred is based partly on anticipated operating performance and hold periods.  Estimated undiscounted cash flows from a property, derived from estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred.  While impairment charges for depreciable real estate are excluded from net income (loss) in the calculation of FFO as described above, impairments reflect a decline in the value of the applicable property that we may not recover.

We believe that the use of FFO, together with the required GAAP presentations, is helpful in understanding our operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, impairments of depreciable real estate assets, and extraordinary items, and as a result, when compared period to period, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.  Factors that impact FFO include fixed costs, yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on debt financing, and operating expenses.

We also evaluate FFO, excluding certain items. The items excluded relate to certain non-operating activities or certain non-recurring activities that may create significant FFO volatility and affect the comparability of FFO across periods. We believe it is useful to evaluate FFO excluding these items because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

FFO and FFO, excluding certain items, should not be considered as alternatives to net income (loss), or as indicators of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make distributions.  Additionally, the exclusion of impairments limits the usefulness of FFO and FFO, excluding certain items, as historical operating performance measures since an impairment charge indicates that operating performance has been permanently affected.  FFO and FFO, excluding certain items, are non-GAAP measurements and should be reviewed in connection with other GAAP measurements.  Our FFO and FFO, excluding certain items, as presented may not be comparable to amounts calculated by other REITs that do not define FFO in accordance with the current NAREIT definition, or interpret it differently, or that identify and exclude different items related to non-operating activities or certain non-recurring activities.
Same Store NOI and Same Store Cash NOI
Same Store NOI is equal to rental revenue, less lease termination fee income, property operating expenses (excluding tenant improvement demolition costs), real estate taxes, and property management expenses for our same store properties and is considered a non-GAAP financial measure. Same Store Cash NOI is equal to Same Store NOI less non-cash revenue items including straight-line rent adjustments and the amortization of above- and below-market rent. The same store properties include our operating office properties not held for sale and owned and operated for the entirety of both periods being compared and include our comparable ownership percentage in each period for properties in which we own an unconsolidated interest that is accounted for using the equity method.  We view Same Store NOI and Same Store Cash NOI as important measures of the operating performance of our properties because they allow us to compare operating results of properties owned and operated for the entirety of both periods being compared and therefore eliminate variations caused by acquisitions or dispositions during such periods.

Same Store NOI and Same Store Cash NOI presented by us may not be comparable to Same Store NOI or Same Store Cash NOI reported by other REITs that do not define Same Store NOI or Same Store Cash NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, Same Store NOI and Same Store Cash NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements and notes thereto. Same Store NOI and Same Store Cash NOI should not be considered as an indicator of our ability to make distributions, as alternatives to net income (loss) as an indication of our performance, or as a measure of cash flows or liquidity.